SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549

     ________________________

     FORM 8-K

     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2004

AUTHENTIDATE HOLDING CORP.
 (Exact name of Registrant as specified in charter)

Delaware	0-20190	14-1673067

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2165 Technology Drive, Schenectady, New York		12308

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (518) 346-7799

     (Former name or former address, if changed since last report.)

Item 5: Other Events.

     On August 16, 2004, Authentidate Holding Corp. (“Authentidate”) disclosed that its subsidiary Trac Medical Solutions, Inc. confirmed that one of the largest U.S. providers of home healthcare products and services has entered into an agreement to utilize Trac Medical’s CareCert Service through a reseller engaged by Trac Medical. The Agreement provides that the customer shall pay a fixed fee of $3,000,000 to use Trac Medical’s electronic healthcare documentation processing service and process up to 5,000,000 transactions during a five year term, unless the customer exercises a right to convert to a standard pricing model at the end of 2005. If the customer exercises this right, the total value of the contract would be reduced to $1,200,000. Trac Medical will receive net revenues from the contract equal to approximately 72.5% of the total value of the contract, after giving effect to payment of reseller fees and royalties.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2004	AUTHENTIDATE HOLDING CORP.
(Registrant)

By: /s/ Dennis H. Bunt
Dennis H. Bunt
Chief Financial Officer